UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 17, 2018

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On June 18, 2018, Immune Design Corp. (the “Company”) commenced a tender offer to exchange eligible stock options for replacement stock options with modified terms, pursuant to the Offer to Exchange Eligible Options for New Options, dated June 18, 2018, as amended (the “Exchange Offer”). The Exchange Offer expired at 6:00 p.m., Pacific Time, on Tuesday, July 17, 2018.

Pursuant to the Exchange Offer, 31 employees elected to exchange outstanding stock options, and the Company accepted for cancellation, stock options to purchase an aggregate of 1,590,083 shares of the Company’s common stock (“Common Stock”), representing approximately 65% of the total shares of Common Stock underlying the stock options eligible for exchange. On July 17, 2018, immediately following the expiration of the Exchange Offer, the Company granted new stock options to purchase 962,099 shares of Common Stock, pursuant to the terms of the Exchange Offer and the Company’s 2014 Omnibus Incentive Plan. The exercise price per share of the stock options granted pursuant to the Exchange Offer was $4.40 per share, which is the closing price per share of Common Stock on The Nasdaq Global Market on the grant date of the stock options. The vesting terms of the new stock options are described in detail in the Exchange Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:    /s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: July 18, 2018